UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 27, 2013

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 27, 2013, Earl B. Weihe resigned from his position as Executive Vice President and Chief Operations Officer of National CineMedia, Inc. (“the Company”). Mr. Weihe will continue to serve in an advisory role for National CineMedia, LLC (“NCM LLC”) until his retirement.

(c) Effective December 27, 2013, Mr. Alfonso P. Rosabal, Jr., 43, was appointed the Company’s Executive Vice President, Chief Operations Officer and Chief Technology Officer. Prior to this appointment, Mr. Rosabal served as Executive Vice President and Chief Technology Officer for NCM LLC since May 2010. Prior to joining NCM LLC, Mr. Rosabal served as Chief Technology Officer for the City of Denver from November 2007 to May 2010 where he oversaw technology operations. Mr. Rosabal has been a technology and operations executive for over 20 years and his previous experience includes positions with Nextel Communications, WPP and Ford Motor Company subsidiaries, IBM and the Department of Defense.

The Company has not yet entered into an employment agreement with Mr. Rosabal, however, expects to do so during the first quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NCM, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: January 3, 2014	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

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